Item 77M - DWS Disciplined
Market Neutral Fund and DWS
Select Alternative Allocation
Fund

On December 1, 2011 (the
"Effective Date"), DWS
Disciplined Market Neutral Fund
and DWS Select Alternative
Allocation Fund (the
"Predecessor Funds"), each a
series of DWS Equity Trust, a
Massachusetts business trust
(Registration Nos. 333-43815
and 811-08599), were
reorganized into DWS
Disciplined Market Neutral Fund
and DWS Select Alternative
Allocation Fund (the "Acquiring
Funds"), each a corresponding
newly created "shell" series of
DWS Market Trust, a
Massachusetts business trust
(Registration Nos. 002-21789
and 811-01236).  On the
Effective Date, all of the assets
and liabilities of the Predecessor
Funds were transferred to the
Acquiring Funds.  With the
exception of the differing trust of
which each is a series, the
Acquiring Funds are
substantially similar to their
corresponding Predecessor
Funds.

All financial and other relevant
information for the Predecessor
Funds for the six-month period
ended February 29, 2012 is
reported on the Form N-SAR
filed by the Acquiring Funds for
the same period.



E:\Electronic Working Files\03 - NSAR\2012\2-
29-2012\DWS Equity Trust\03-Exhibits\77M
Equity Trust.docx